Exhibit 99(j)(1)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus (except Real Estate and High Income Bond Portfolios) and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Neuberger Berman Advisers Management Trust in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 2-88566) of Neuberger Berman Advisers Management Trust and to the incorporation by reference of our report dated February 4, 2006 for Balanced Portfolio, Fasciano Portfolio, Focus Portfolio, Growth Portfolio, Guardian Portfolio, International Portfolio, Limited Maturity Bond Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio, and Socially Responsive Portfolio (eleven of the portfolios of the Neuberger Berman Advisers Management Trust) included in the December 31, 2005 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.

Boston, Massachusetts
April 25, 2006